UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 11, 2009 (February 9, 2009)

QNECTIVE, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-50494	57-1094726
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

Thurgauerstrasse 54, CH-8050, Zurich, Switzerland
(Address of principal executive offices)

Registrant’s telephone number, including area code +41-44-307-5020

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Item 3.02	Unregistered Sales of Equity Securities.

On February 9, 2009 Qnective, Inc. (the “Company”) entered into a Subscription Agreement (the “Subscription Agreement”) with Mr. Albin Dosch (“Dosch”).  Pursuant to the Agreement, Dosch purchased four hundred fifty thousand shares of the Company’s common stock, par value $.001 per share (the “Shares”), for a purchase price of $2.00 per share or $900,000 in the aggregate. The purchase price has been received by the Company.  No underwriting discounts or commissions were paid in connection with the sale of the Shares.  The Shares were issued in a private transaction pursuant to Regulation S promulgated under the Securities Act of 1933, as amended (“Regulation S”).  The Company did not engage in a distribution of the Shares in the United States.  Dosch represented that he is not a U.S. person (as defined in Regulation S) and that he did not acquire the Shares for the account or benefit of a U.S. person.

The foregoing description of the Subscription Agreement is qualified in its entirety by reference to the provisions of the Subscription Agreement attached to this report as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 Subscription Agreement, dated February 9, 2009, by and between Qnective, Inc. and Mr. Albin Dosch.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2009	QNECTIVE, INC.

	By:	/s/ Oswald Ortiz
Oswald Ortiz
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 10.1	Subscription Agreement, dated February 9, 2009, by and between Qnective, Inc. and Mr. Albin Dosch.